                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement of Integral Systems, Inc. on Form S-3 of our report dated November 20, 1998, with respect to the consolidated financial statements of Integral Systems, Inc. and its subsidiaries included in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, and to the use of our name as it appears under the caption "Experts."


                                      /s/ Rubino & McGeehin, Chartered
                                      --------------------------------
                                      Rubino & McGeehin, Chartered
                                      Certified Public Accountants

Bethesda, Maryland
July 27, 1999